Exhibit 99.1
Innuity, Inc. Reports Second Quarter 2008 Financial Results

$4.6 Million Gain From The Disposal Of In-Store Systems Business Line
Redmond, Wash. – (August 14, 2008) – Innuity, Inc. (OTCBB: INNU), a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver affordable solutions to small businesses, reported its financial results for the quarter ended June 30, 2008.
Summary of Financial Results
Innuity’s net loss from continuing operations for the second quarter of 2008 was $1.4 million or $0.06 per share, as compared with a net loss of $0.6 million or $0.03 per share, from continuing operations during the same period in 2007. Consolidated revenues from continuing operations for the second quarter of 2008 decreased to $1.1 million as compared with $1.2 million for the second quarter of 2007. The increase in losses resulted from the lower revenue and an increase in operating expenses. The increase in operating expenses was due in part to an increase in general and administrative costs and a ramp-up in selling and marketing efforts focused on Innuity’s direct sales channel.
Net income from both continuing and discontinued operations for the second quarter of 2008 was $3.1 million, or $0.12 per share, as compared with a $0.5 million loss, or a $0.02 loss per share, for the same period in 2007. Innuity’s year to date net income from both continuing and discontinued operations was $2.0 million, or $0.08 per share, for the six months ended June 30, 2008, as compared with a $2.1 million dollar loss, or a $0.10 loss per share, for the same period in 2007. Innuity’s adjusted EBITDA from continuing operations was a negative $1.3 million for the first six months of 2008, as compared with a $1.0 million negative adjusted EBITDA number for the same period in 2007.
Discussion of Discontinued Operations
On May 2, 2008, Innuity sold substantially all of the assets used in its In-Store Systems business line that had operated as Jadeon, Inc. to Radiant Systems, Inc. for $7.0 million. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the operations of Jadeon, Inc. are presented in Innuity’s financial statements as a discontinued operation through the date of the sale.
The net proceeds from the sale of Jadeon were used to pay outstanding debt, including the retirement of the remaining $1.0 million of Innuity’s secured debt, and are expected to be used to continue funding the growth of Innuity’s high-margin business lines and for general corporate purposes.
“The sale of Jadeon has allowed us to make significant improvements to our balance sheet, including the retirement of our secured debt,” said John Wall, chairman and CEO of Innuity. “We are now well positioned to place a much stronger focus on growing our higher margin, small business service offerings, and returning to cash flow positive operations.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use- based pricing, provides the opportunity to choose applications individually or as an integrated suite and facilitates minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. In addition, we have incurred losses since our inception, and we may not achieve or maintain profitability. We will need additional funding to support our operations and capital expenditures, which may not be available in amounts or terms acceptable to us. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate implementation of material parts of our business strategy. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-Q, our annual report on Form 10-K, and other documents we file periodically with the Securities and Exchange Commission.
Non-GAAP Financial Information
To supplement Innuity’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Innuity uses Adjusted EBITDA, which is a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by reducing net losses computed in accordance with GAAP for interest expense, income taxes, depreciation, amortization and share-based payments. This measure, among other things, is one of the primary metrics by which Innuity evaluates the performance of its business and believes this measure is useful to investors because it represents meaningful supplemental information regarding liquidity and Innuity’s ability to fund operations and its financing obligations.
Innuity’s management believes that investors should have access to, and Innuity is obligated to provide, the same set of tools that management uses in analyzing the company’s results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Non-GAAP terms, as defined by Innuity, may not be comparable to similarly titled measures used by other companies. A reconciliation of Innuity’s GAAP net losses from continuing operations to Adjusted EBITDA from continuing operations for the three and six months ended June 30, 2008, and 2007 is included with the financial statement tables.
IR contact:
The Investor Relations Group
212-825-3120
Jordan Silverstein
jsilverstein@investorrelationsgroup.com
Christine Berni
cberni@investorrelationsgroup.com
Company contact:
Linden N. Barney
CFO
801-705-5163
lindenb@innuity.com

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2008	2007

ASSETS

Current Assets
Cash and cash equivalents	$574,304	$200,877
Restricted cash	375,000	—
Settlement deposits	239,282	361,675
Settlement receivable, net of allowance for doubtful accounts	141,864	156,817
Trade accounts receivable, net of allowance for doubtful accounts	190,615	322,131
Current assets relating to discontinued operations	—	1,252,763
Other current assets	322,978	132,634

Total Current Assets	1,844,043	2,426,897

Property and equipment, net	683,493	578,864
Intangible assets, net	204,193	412,915
Long-term assets relating to discontinued operations	—	2,195,993

Total Assets	$2,731,729	$5,614,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Current liabilities relating to discontinued operations	$1,108,962	$4,624,111
Trade accounts payable	985,898	1,449,062
Accrued salaries and wages	155,177	413,737
Merchant settlement payable	349,774	389,993
Accrued liabilities	524,348	854,785
Deferred revenues	187,128	183,093
Current portion of obligations from terminated employment contracts	60,493	—
Related party notes payable, current portion, net of discount	—	684,703
Long-term debt, current portion, net of discount	162,195	1,103,847
Capital lease obligations, current portion	287,064	195,662

Total Current Liabilities	3,821,039	9,898,993

Long-Term Liabilities

Long-term obligation from terminated employment contracts, net of discount and current portion	334,511	—
Long-term debt, net of current portion	33,254	82,821
Capital lease obligations, net of current portion	241,700	165,074

Total Long-Term Liabilities	609,465	247,895

Total Liabilities	4,430,504	10,146,888

Commitments and Contingencies
Stockholders’ Deficit	(1,698,775)	(4,532,219)

Total Liabilities and Stockholders’ Deficit	$2,731,729	$5,614,669

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Six Months Ended June 30,

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenues	$1,105,757	$1,185,608	$2,308,798	$2,469,045

Operating expenses
Cost of services	463,952	459,982	857,485	912,623
General and administrative	967,056	763,383	1,654,772	1,715,256
Selling and marketing	611,054	522,129	1,094,408	1,124,297
Research and development	391,468	347,646	729,616	806,063
Amortization expense	97,400	115,603	208,723	226,926

Loss from operations	(1,425,173)	(1,023,135)	(2,236,206)	(2,316,120)

Other expense
Gain from settlement of debt and other	154,005	577,434	154,005	577,434
Interest expense, net	(156,522)	(227,299)	(373,757)	(322,853)

Total other income (expense)	(2,517)	350,135	(219,752)	254,581

Loss before income taxes	(1,427,690)	(673,000)	(2,455,958)	(2,061,539)

Income tax benefit	—	—	—	—

Loss from continuing operations	(1,427,690)	(673,000)	(2,455,958)	(2,061,539)

Income (loss) from discontinued operations	(389,453)	156,347	(533,032)	(9,819)
Gain on disposal	4,951,442	—	4,951,442	—

Net gain(loss) from discontinued operations	4,561,989	156,347	4,418,410	(9,819)

Net income (loss)	$3,134,299	$(516,653)	$1,962,452	$(2,071,358)

Basic and Diluted Loss from Continuing Operations per common share	$(0.06)	$(0.03)	$(0.10)	$(0.10)

Basic Income (Loss) from Discontinued Operations per common share	$0.18	$0.01	$0.18	$(0.00)

Diluted Income (Loss) from Discontinued Operations per common share	$0.17	$0.01	$0.17	$(0.00)

Basic Income (Loss) Per Common Share	$0.12	$(0.02)	$0.08	$(0.10)

Diluted Income (Loss) Per Common Share	$0.12	$(0.02)	$0.08	$(0.10)

Basic Weighted-Average Common Shares Outstanding	25,816,423	21,904,776	24,927,941	21,675,482

Diluted Weighted-Average Common Shares Outstanding	26,540,043	21,904,776	26,096,288	21,675,482

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA From Continuing Operations:	2008	2007	2008	2007
Loss	$(1,427,690)	$(673,000)	$(2,455,958)	$(2,061,539)
Interest	156,522	227,299	373,757	322,853
Amortization	97,400	115,603	208,723	226,926
Depreciation	79,438	74,353	158,490	153,353
Share based Payments	283,196	155,750	444,127	344,954

Adjusted EBITDA	$(811,134)	$(99,995)	$(1,270,861)	$(1,013,453)